UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

417 Lackawanna Avenue Scranton, Pennsylvania (Address of principal executive offices)	18503-2013 (Zip Code)

Registrant's telephone number, including area code: (570) 614-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Dislosure

On November 18, 2005, Southern Union Company (the “Company”) issued a press release relating to the appointment of Eric D. Herschmann as Senior Executive Vice President of the Company, effective November 16, 2005 and the adoption by its Board of Directors of a succession plan in the event of the death, disability or retirement of George L. Lindemann, Chairman, President and Chief Executive Officer of the Company.

Mr. Herschmann, a partner specializing in litigation at the New York office of Kasowitz, Benson, Torres & Friedman LLP, has been serving as Interim General Counsel of the Company since January 2005.

Under the succession plan, Adam M. Lindemann would become Chairman of the Board of Directors and Eric D. Herschmann would become President and Chief Executive Officer.

A copy of the release is filed herewith as Exhibit 99.1. The information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                      Description

99.1	Company’s November 18, 2005 Press Release.

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: November 18, 2005	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                   Description

99.1	Company’s November 18, 2005 Press Release.